UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2016
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 29, 2016, Pilgrim’s Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:
1. The election of six JBS Directors to the Board of Directors.
2. The election of three Equity Directors to the Board of Directors.
3. A stockholder advisory vote on executive compensation.
4. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 25, 2016.
Board of Director Election Results
The stockholders of the Company elected all of the Company’s nine nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Gilberto Tomazoni	208,119,560	27,816,907	7,898,741
Joesley Mendonça Batista	200,369,625	35,566,842	7,898,741
Wesley Mendonça Batista	204,551,587	31,384,880	7,898,741
William W. Lovette	211,751,044	24,185,423	7,898,741
Andre Nogueira de Souza	208,120,293	27,816,174	7,898,741
Wallim Cruz De Vasconcellos Junior	233,300,198	2,636,269	7,898,741
David E. Bell	234,263,958	1,672,509	7,898,741
Michael L. Cooper	233,892,955	2,043,512	7,898,741
Charles Macaluso	234,015,872	1,920,595	7,898,741
Say on Pay Results
The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation table and narrative discussion.

For	Against	Abstain	Broker Non-Votes
234,315,114	1,114,437	506,916	7,898,741
Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm
The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 25, 2016 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain
243,716,069	64,292	54,847

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 2, 2016	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer